EXHIBIT 16.1
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January 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by LocatePLUS Holdings Corporation (copy attached), which has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 8, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts